Exhibit 3.177

Form LLC-5.5	Illinois	This space for use by
January 1995	Limited Liability Company Act	Secretary of State
Articles of Organization

George H. Ryan	Filing Fee $500
Secretary of State	SUBMIT IN DUPLICATE
Department of Business Services	Must be typewritten
Limited Liability Company Division
Room 359, Howlett Building	This space for use by Secretary of State
Springfield, IL 62756

Payment must be made by certified check, cashier’s check, Illinois attorney’s check, Illinois C.P.A.’s check or money order, payable to “Secretary of State.”	Date 10-24-1996
Assigned File #0008-832-3
Filing Fee $500.00
Approved:
1.	Limited Liability Company Name: POMONA VISTA L.L.C.

(The LLC name must contain the words limited liability company or L.L.C. and cannot contain the terms corporation, corp., incorporated, inc., ltd., co., limited partnership, or L.P.)

2.	Transacting business under an assumed name: ☐ Yes ☑ No
(If YES, a Form LLC-1.20 is required to be completed and attached to these Articles.)

3.	The address, including county, of its principal place of business: (Post office box alone and c/o are unacceptable.)
Suite 1901
2 North LaSalle Street
Chicago, IL 60602 (Cook County)
4.	Federal Employer Identification Number (F.E.I.N.): 36-41110 “illegible text”

5.	The Articles of Organization are effective on: (Check one)
a)	☑	the filing date, or b) ☐ another date later than but not more than 60 days subsequent to the filing date: ______________________ (month, day, year)
6.	The registered agent’s name and registered office address is:

Registered agent:	Francean		Hill

	First Name	Middle Initial	Last Name
Registered Office:	2 North LaSalle Street		1901

(P.O. Box alone and	Number	Street	Suite #
c/o are unacceptable)	Chicago, IL	60602	Cook

	City	Zip Code	County

7.	Purpose or purposes for which the LLC is organized: Include the business code # (from IRS Form 1065)
(If not sufficient space to cover this point, add one or more sheets of this size.)

The transaction of any or all lawful businesses for which limited liability companies may be organized under the Limited Liability Company Act.
#6511

8.	The latest date the company is to dissolve	January 15, 2047. (month, day, year)

And other events of dissolution enumerated on an attachment. (Optional)

LLC-5.5
9.	Other provisions for the regulation of the internal affairs of the LLC per Section 5-5 (a) (8) included as attachment:

☐ Yes ☑ No

If yes, state the provisions(s) and the statutory cite(s) from the ILLCA.

10.	a) Management is vested, in whole or in part, in managers: ☑ Yes ☐No

If yes, list their names and business addresses.
Zev Karkomi
Suite 1901
2 North LaSalle Street
Chicago, IL 60602
b)	Management is retained, in whole or in part, by the members: ☐ Yes ☑ No
If yes, list their names and addresses.
If no, the company has 2 or more members pursuant to S. 5-1 of the ILLCA.
The limited liability company has two or more members pursuant to S.5-1 of the Illinois Limited Liability Company Act.
11.	The undersigned affirms, under penalties of perjury, having authority to sign hereto, that these articles of organization are to the best of my knowledge and belief, true, correct and complete.

Dated	October 21	,	1996.

	Signature(s) and Name(s) of Organizer(s)		Business Address(es)

1.	/s/ Alan O Amos	1.	70 West Madison Street

	Signature		Number	Street

	Alan O. Amos Organizer		Chicago, Illinois 60602

	(Type or print name and title)		City/Town

	(Name if a corporation or other entity)		State	Zip Code
2.		2.

	Signature		Number	Street

	(Type or print name and title)		City/Town

	(Name if a corporation or other entity)		State	Zip Code
3.		3.

	Signature		Number	Street

	(Type or print name and title)		City/Town

	(Name if a corporation or other entity)		State	Zip Code
(Signatures must be in ink on an original document. Carbon copy, photocopy or rubber stamp signatures may only be used on conformed copies.)